Exhibit 99.1

CONTACT:	William Koziel
(847) 597-8803

Così, Inc. Reports 2013 Year End Results and 2014 Company-Owned Comparable Sales for January and February

DEERFIELD, IL – March 11, 2014 – Così, Inc. (NASDAQ: COSI), the fast casual restaurant company, today reported that the Company may be interested in discussing options for a financing transaction with one of its large shareholders.   Therefore, the Company has determined to make public certain information which would allow the shareholder, should they choose, to adjust their holdings of Così common stock if required to facilitate a possible transaction.  As a result, the Company today announced unaudited results for the fourth quarter and fiscal year ended December 30, 2013 as well as certain other unaudited financial results for fiscal 2014.

Fiscal 2013 Fourth Quarter and Full Year Financial Performance
The net loss for the fourth quarter ended December 30, 2013 was $(4,113,000), or $(0.23) per basic and diluted common share, compared with a net loss of $(2,036,000), or $(0.11) per basic and diluted common share in the fourth quarter of 2012.

Così’s total revenues for the 2013 fourth quarter decreased 11.8% to $19,946,000 from $22,612,000 in the 2012 fourth quarter. Company-owned restaurant net sales decreased by 12.2% in the fourth quarter to $19,226,000, compared to $21,894,000 in the previous year’s quarter due to a sales decline of $1,514,000 from restaurants closed subsequent to the fourth quarter of 2012 and a 5.7% decrease in comparable restaurant net sales.  Franchise fees and royalty revenues for the 2013 fourth quarter contributed $720,000 compared to $718,000 in the 2012 fourth quarter.

System-wide comparable restaurant sales for the fourth quarter as measured for restaurants in operation for more than 15 months recorded an aggregate 4.6% decrease compared to the fourth quarter of 2012.  The breakdown in comparable sales between Company-owned and franchise-operated restaurants are as follows:

For the 13 weeks ended
December 30, 2013
Company-owned	(5.7%)
Franchise-operated	(2.9%)
Total System	(4.6%)

For the fiscal year ended December 30, 2013 the net loss was $(11,444,000) or $(0.64) per basic and diluted common share, compared to fiscal 2012, when the net loss was $(4,441,000), or $(0.29) per basic and diluted common share.

Così’s total revenues for fiscal 2013 decreased 11.9% to $86,327,000 from $97,952,000 in fiscal 2012.  Company-owned net restaurant sales declined 12.1% in fiscal 2013 to $83,338,000, compared to $94,757,000 in fiscal 2012 due to a $6,906,000 decline in net sales related to restaurants closed during and subsequent to fiscal 2012 and a comparable net sales decrease of 5.1%.  Franchise fees and royalty revenues for fiscal 2013 contributed $2,989,000 compared to $3,195,000 in fiscal 2012.

System-wide comparable restaurant sales for fiscal 2013 as measured for restaurants in operation for more than 15 months recorded an aggregate 3.9% decline when compared to fiscal 2012.  The breakdown in comparable sales between Company-owned and franchise-operated restaurants are as follows:

For the 52 weeks ended
December 30, 2013
Company-owned	(5.1%)
Franchise-operated	(1.8%)
Total System	(3.9%)

Così reported that as of December 30, 2013 it had cash and cash equivalents of $6,021,000 and virtually no debt other than lease obligations.

Fiscal 2014 Financial Performance-Projections
Company-owned comparable restaurant sales for January and February 2014 as measured for restaurants in operation for more than 15 months, decreased by 18.0% and 13.8%, respectively, as compared to the same periods for 2013.  The sales results for these two periods were adversely impacted by the severe winter weather experienced in most of the markets in which we operate as well as from a reduction in operating hours at certain locations beginning in January.  During the first two months of 2014, our cash balance declined from the $6,021,000 balance as of December 30, 2013.

The Company’s financial operating projections for fiscal 2014, which we continue to refine including the implementation of a new labor model in January, reflect an annual net loss and a use of cash.  Our projections do not currently include any material changes in the composition of our store base.

As part of our fiscal 2014 plan, we expect to explore available sources of financing which, in addition to discussions with one of our shareholders, could include the sale of certain Company-owned locations to franchisees or other third parties, further reductions in general and administrative support functions, or other sources of third-party financing.  There can be no assurance that we will be able to obtain any financing or sell Company-owned locations to franchisees or other third parties, or that we will be able to do so in a timely manner and on acceptable terms.  An inability to access sources of liquidity to fund our cash needs for 2014 could materially adversely affect our financial condition and results of operations.

The results disclosed in this press release are unaudited and remain subject to the completion of the Company’s financial statements.

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 72 Company-owned and 49 franchise restaurants operating in sixteen states, the District of Columbia, Costa Rica and the United Arab Emirates. The Così® vision is to become America's favorite fast casual restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, bowls, breakfast wraps, melts, soups, Così® Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2014 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws.  Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the results being reported in this release are unaudited and subject to change; the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.